Exhibit 10.1
SETTLEMENT AGREEMENT AND RELEASE
     This Settlement Agreement (“Agreement”) is made and entered into as of this 16th day of October, 2008, by and between: (1) Advanced BioEnergy, LLC (“ABE”), Troy Otte, Robert E. Bettger, Keith E. Spohn, Robert W. Holmes, Richard W. Hughes, Larry L. Cerny, Dale Locken, John E. Lovegrove and Thomas A. Ravencroft, on the one hand (together, the “ABE Parties”), and (2) Ethanol Investment Partners, LLC (“EIP”) and Ethanol Capital Management, LLC (“ECM”), on the other hand (together, the “ECM Parties”).
Recitals
     This Agreement is made and entered into regarding the following facts:
     WHEREAS, ABE and EIP entered a Note Purchase Agreement dated April 20, 2007, (the “Note Purchase Agreement”);
     WHEREAS, EIP purchased $10,000,000 of convertible notes from ABE under the Note Purchase Agreement on April 27, 2007, and $15,929,436 of convertible notes from ABE under the Note Purchase Agreement on June 20, 2007 (such notes are referred to collectively as the “Convertible Notes”);
     WHEREAS, ABE, EIP, Mr. Otte, Mr. Bettger, Mr. Spohn, Mr. Holmes, Mr. Hughes, Mr. Cerny, Mr. Locken, and Mr. Lovegrove, entered into a Voting Agreement dated May 4, 2007 (the “Voting Agreement”);
     WHEREAS, disputes have arisen among the parties regarding (1) the terms of the Note Purchase Agreement and the Convertible Notes, (2) information disclosed by each party to the other on or prior to the date of this Agreement, and (3) decisions made and actions taken in connection with ABE’s business on or prior to the date of this Agreement (collectively, the

“Dispute,” and any legal claims arising or that could arise out of or in connection with the dispute, collectively the “Claims”); and
     WHEREAS, the undersigned parties are desirous of resolving the Dispute, with prejudice and on the merits and of discharging and releasing the Claims and all other claims arising out of or related thereto;
     NOW, THEREFORE, for the valuable consideration described below, the receipt and sufficiency of which is hereby expressly acknowledged, the undersigned mutually agree as follows:
Conversion
     1. Concurrently with execution of this Agreement, EIP will deliver to ABE a fully-executed Member Signature Page attached hereto as Exhibit A and surrender or cause to be surrendered to ABE the Convertible Notes, duly endorsed.
     2. Within one business day of receipt of the Member Signature Page and endorsed Convertible Notes as described in Paragraph 1, ABE will issue to EIP 2,750,000 Units of the Company (as defined in the Third Amended and Restated Operating Agreement of ABE, dated as of February 1, 2006). ABE shall promptly issue and deliver to EIP confirmation that the Units have been issued pursuant to this Paragraph 2.
Mutual Releases
     3. The ECM Parties and all and each of the ECM Parties’ past or present officers, directors, employees, agents, partners, members, shareholders, principals, representatives, assigns, predecessors, attorneys, parents, affiliates, subsidiaries, and successors and predecessors in interest (specifically including, but not limited to, Ethanol Capital Partners, LP), in the case of natural persons in both their official and personal capacities, and all other persons, firms, and companies acting in concert with any of them, on the one hand, and the ABE Parties and all and each of the ABE Parties’ past or present officers, directors, employees, agents, partners, members, shareholders, principals, representatives, assigns, predecessors, attorneys, parents, affiliates, subsidiaries, and successors and predecessors in interest, in the case of natural persons in both their official and personal capacities, and all other persons, firms, and companies acting in concert with any of them, on the other hand, agree to release the other and all of the other’s past or present officers, directors, employees, agents, partners, members, shareholders, principals, representatives, assigns, predecessors, attorneys, parents, affiliates, subsidiaries, and successors and predecessors in interest (specifically including, but not limited to, Ethanol Capital Partners, LP), in the case of natural persons in both their official and personal capacities, and all other persons, firms, and companies acting in concert with any of them, from any and all rights, claims, liabilities, demands, actions, proceedings and causes of action of every kind and nature whatsoever, known or unknown, related to the Dispute, the Claims, and any other matters related to the conduct of the ECM Parties and the conduct of ABE’s business, including all facts, circumstances, transactions, events, occurrences, acts, omissions or failures to act, of whatever kind or character. This release specifically includes, but is not limited to, all rights, claims, liabilities, demands, actions, proceedings and causes of action of every kind and nature whatsoever, including all claims, liabilities or demands for the payment of any claimed monetary obligation, for the conversion of principal or interest under the Convertible Notes at any given price, for rescission or damages related to alleged misrepresentation or omission, and alleged violation of Federal securities law, for breach of duty of any kind, for defamation, or for tortious interference, from the beginning of time to the date of this Agreement.

Covenant Not to Sue
     4. The ECM Parties, and all and each of the ECM Parties’ officers, directors, employees, agents, partners, members, shareholders, principals, representatives, assigns, predecessors, attorneys, parents, affiliates, subsidiaries, and successors and predecessors in interest (specifically including, but not limited to, Ethanol Capital Partners, LP), in the case of natural persons in both their official and personal capacities, and all other persons, firms, and companies acting in concert with any of them, on the one hand, and the ABE Parties, and all and each of the ABE Parties’ past and present officers, directors, employees, agents, partners, members, shareholders, principals, representatives, assigns, predecessors, attorneys, parents, affiliates, subsidiaries, and successors and predecessors in interest, in the case of natural persons in both their official and personal capacities, and all other persons, firms, and companies acting in concert with any of them, on the other hand, hereby covenant and agree not to sue or bring any legal or equitable claim of any kind against the other that arise out of, is based in whole or in part upon, relates to, or exists by reason of the Dispute, the Claims, and any other matters related to the conduct of the ECM Parties and any other matters related to the conduct of ABE’s business, including all facts, circumstances, transactions, events, occurrences, acts, omissions or failures to act, of whatever kind or character. This covenant not to sue specifically includes, but is not limited to, claims for breach of contract, breach of duty of any kind, fraud, fraudulent inducement, breach of Federal securities law, defamation, or tortuous interference occurring prior to the date of this Agreement.
Further Assurances
     5. The ECM Parties, on their own behalf and on behalf of all and each of their officers, directors, employees, agents, partners, members, shareholders, principals,

representatives, assigns, predecessors, attorneys, parents, affiliates, subsidiaries, and successors and predecessors in interest (specifically including, but not limited to, Ethanol Capital Partners, LP), and all other persons, firms, and companies acting in concert with any of them, hereby agree that they will not cooperate with any person or entity that is not a party to this Agreement or excepted under Paragraph 6(a) – (f) of this Agreement, in considering, investigating, or bringing a claim against any of the ABE Parties and/or all and each of their past and present officers, directors, employees, agents, partners, members, shareholders, principals, representatives, assigns, predecessors, attorneys, parents, affiliates, subsidiaries, and successors and predecessors in interest, and all other persons, firms, and companies acting in concert with any of them, for any matter, or in considering or proposing any action prior to the next annual meeting of ABE members which would be reasonably likely to result in the removal or dismissal of the current members of the ABE board of directors (provided that nothing herein shall prohibit the ECM Parties from taking any such action in connection with or as part of the next regularly scheduled annual meeting of ABE members at which members of the Board are elected), nor will they provide information related to ABE to any party that the ECM Parties reasonably believe, or reasonably should believe, may be considering, investigating, or bringing a claim against any of the ABE Parties for any matter. If any of the ECM Parties receives a subpoena or request for information regarding any of the ABE Parties, the ECM Parties will promptly notify ABE and cooperate with ABE to formulate an appropriate response to the extent practicable and legally allowable.
Confidentiality
     6. The undersigned parties and their respective counsel agree to keep the terms of this Agreement, confidential, and further agree not to disclose this Agreement or its terms to any person except (a) pursuant to a valid order or subpoena of a court or administrative tribunal of competent jurisdiction; (b) at the request of a regulatory governmental agency with a legal right to demand such information; (c) as may be necessary to enforce their respective rights under this Agreement; (d) in transactions with taxing authorities; (e) in discussions with any party’s respective legal counsel and accountants to the extent disclosure is necessary; (f) as required under reporting obligations under Federal securities law; or (g) as otherwise required by law. In the event that disclosure is sought under Clauses (a) or (b) above, the party from whom disclosure is sought shall promptly and prior to the actual disclosure notify the remaining parties of the disclosure request or demand so that remaining parties may object to disclosure through appropriate motions. The party from whom disclosure is sought shall also, prior to actually making disclosure and to the extent practicable and legally allowable, allow the remaining parties to make timely and appropriate objections to the disclosure.
No Admission Of Liability
     7. It is expressly acknowledged and agreed that each undersigned party at all times has denied, and still denies, liability for any claims that could be asserted against it related to the Dispute, the Claims, and any other matters related to the conduct of the ECM Parties and any other matters related to the conduct of ABE’s business, including all facts, circumstances, transactions, events, occurrences, acts, omissions or failures to act, of whatever kind or character, and that the consideration given as aforesaid is paid and accepted in compromise and full settlement of disputed claims. Neither this Agreement nor the settlement provided herein is, may be construed as, or may be used as, an admission by or against any undersigned party of any fault, wrongdoing, or liability.

No Conditions
     8. The Parties agree that this Agreement is not conditioned on any facts or events, and will be effective regardless of whether any other proposed or contemplated transactions involving ABE take place. The Parties agree that, other than a breach of this Agreement as set forth herein, no fact, evidence, event or transaction currently unknown, but which may hereafter become known to such Party, shall affect in any manner the final and unconditional nature of the terms of this Agreement, including the releases contained herein.
Miscellaneous Provisions
     9. The undersigned parties represent that they have full authority to enter this Settlement Agreement and to provide the releases and covenants set forth in this Agreement.
     10. This Agreement constitutes the entire agreement of the undersigned parties concerning the subject matter hereof. It may not be supplemented or changed orally.
     11. No breach of any provision of this Agreement by any party hereto can be waived by any other party hereto, unless expressly done so in writing. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provisions hereof.
     12. The undersigned parties and their respective counsel have reviewed this Agreement, and the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.
     13. Each of the undersigned parties acknowledges and represents that it has had the opportunity to consult with legal, financial, and other professional advisors as it deems appropriate in connection with its consideration and execution of this Agreement. Each party further represents and declares that in executing this Agreement, it has relied solely upon its own judgment, belief and knowledge, and the advice and recommendation of its own professional advisors, concerning the nature, extent and duration of its rights, obligations and claims, and that it has not been influenced to any extent whatsoever in executing this Agreement by any representations or statements made by the other party or its representatives, except those expressly contained or referred to herein.
     14. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto.
     15. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party irrevocably agrees that any legal action or proceeding with respect to this Agreement brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware or the Federal Courts sitting within the State of Delaware, and each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts.
     16. In the event legal action is brought for breach of, or to enforce, this Agreement, the prevailing party shall be entitled to recover damages resulting from the breach and reasonable attorneys’ fees and court costs.
     17. Should any part of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

     18. This Agreement may be executed in counterparts, each of which shall be deemed to be one and the same instrument. The undersigned parties shall exchange among themselves original signed counterparts.
* * * * *
[signature pages follow]

Ethanol Investment Partners, LLC

/s/ Scott Brittenham

By:	Scott Brittenham
Its:	President & CEO

Ethanol Capital Management, LLC

/s/ Scott Brittenham

By:	Scott Brittenham
Its:	President & CEO
Signature Page — Settlement Agreement and Release

Advanced BioEnergy, LLC

/s/ Richard R. Peterson

By:	Richard R. Peterson
Its:	CFO

/s/ Troy Otte

Troy Otte

/s/ Robert E. Bettger

Robert E. Bettger

/s/ Keith E. Spohn

Keith E. Spohn

/s/ Robert W. Holmes

Robert W. Holmes

/s/ Richard W. Hughes

Richard W. Hughes

/s/ Larry L. Cerny

Larry L. Cerny

/s/ Dale Locken

Dale Locken

/s/ John E. Lovegrove

John E. Lovegrove

/s/ Thomas A. Ravencroft

Thomas A. Ravencroft
Signature Page — Settlement Agreement and Release